UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue

38th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

800 Third Avenue, 39th Floor, New York, NY 10022

(Former address)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Liquid Holdings Group, Inc. (the “Company”) has set May 21, 2014 as the date for the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). The Company will announce the record date, time and location of the Annual Meeting at a later date.

The Annual Meeting is the Company’s first annual meeting as a public company. Under Securities and Exchange Commission rules, the Company has set January 22, 2014 as the deadline for submission of stockholder proposals to be included in our proxy materials for the Annual Meeting, which we believe is a reasonable time before we will begin to print and send our proxy materials. Accordingly, in order for a stockholder to submit any such proposal for inclusion in the Company’s proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company by the close of business on January 22, 2014 and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any applicable requirements of the Company’s Bylaws.

Pursuant to our Bylaws, notice of other stockholder proposals or nominations for election to the board of directors (other than for inclusion in our proxy statement) must be received by the Secretary of the Company at the address set forth below no earlier than January 21, 2014 and no later than by the close of business on February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: December 17, 2013